Filed Pursuant to Rule 424(b)(3)

Registration No. 333-295732

PROSPECTUS SUPPLEMENT NO. 9

(to Prospectus dated May 14, 2026)

SUNCRETE, INC.

52,299,704 Shares of Class A Common Stock

(Inclusive of 23,714,609 shares of Class A Common Stock Issuable Upon Conversion of Class B Common Stock, 473,800 shares of Class A Common Stock Underlying Warrants, 2,525,094 shares of Class A Common Stock Underlying Pre-Funded Warrants, 1,444,445 shares of Class A Common Stock Underlying Series A Convertible Perpetual Preferred Stock and 695,110 shares of Class A Common Stock Issuable Upon Exchange of HoldCo Class B Common Shares)

473,800 Warrants to Purchase Shares of Class A Common Stock

This prospectus supplement updates and supplements the prospectus of Suncrete, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), dated May 14, 2026, which forms a part of our Registration Statement on Form S-1 (Registration No. 333-295732) (the “Prospectus”), relating to the offer and resale by the selling stockholders identified in the Prospectus, as supplemented by this prospectus supplement, or their permitted transferees (the “Selling Holders”), of up to an aggregate of (i) up to 23,446,646 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), held by certain Selling Holders, (ii) up to 23,714,609 shares of Class A Common Stock issuable upon the conversion of 23,714,609 shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), held by certain Selling Holders, (iii) up to 473,800 shares of Class A Common Stock underlying warrants to purchase 473,800 shares of Class A Common Stock (the “Warrants”) held by certain Selling Holders, (iv) up to 2,525,094 shares of Class A Common Stock underlying pre-funded warrants to purchase 2,525,094 shares of Class A Common Stock (the “Pre-Funded Warrants”) held by certain Selling Holders, (v) up to 1,444,445 shares of Class A Common Stock issuable upon conversion of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), held by certain Selling Holders, (vi) up to 695,110 shares of Class A Common Stock issuable upon the exchange of 69,511 shares of Class B common stock, par value $0.0001 per share (the “HoldCo Class B Common Shares”), of our subsidiary, Suncrete Intermediate, Inc. (“Purchaser HoldCo”), held by certain Selling Holders (the “HoldCo Rollover Securities”), and (vii) up to 473,800 Warrants held by certain Selling Holders. The Prospectus also relates to the issuance by us (with respect to 75,000 of such Warrants, solely to persons other than the original purchaser thereof or its affiliates), of up to 473,800 shares of Class A Common Stock that may be issued upon exercise of 473,800 Warrants registered for resale thereby. The shares of Class A Common Stock and the Warrants that may be sold by the Selling Holders and the shares of Class A Common Stock that may be issued by us are collectively referred to in this Prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Holders of the Offered Securities.

This prospectus supplement is being filed solely to update the “Selling Holders” section of the Prospectus to reflect (i) the pro rata distribution of shares of Class A Common Stock and Warrants previously held by Haymaker Sponsor IV LLC (“Sponsor”) to certain of its members (the “Haymaker Distribution”), (ii) the pro rata distribution of shares of Class B Common Stock previously held by Dothan Concrete Investors, LLC (“Dothan Concrete”) to certain of its members (the “Dothan Concrete Distribution”) and (iii) the pro rata distribution of shares of Class B Common Stock and Warrants previously held by Dothan Independent GP, LP (“Dothan Independent”) to certain of its limited partners (the “Dothan Independent Distribution,” and together with the Dothan Concrete Distribution, the “Dothan Distributions”). Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”), (i) 8,212,308 shares of Class B Common Stock that were distributed in the Dothan Distributions were

“Permitted Transfers” under the Company Charter, and (ii) 879,914 shares of Class B Common Stock that were distributed in the Dothan Concrete Distribution automatically converted into 879,914 shares of Class A Common Stock upon the Dothan Concrete Distribution. No additional securities are being registered by this prospectus supplement. The shares covered hereby were previously registered for resale pursuant to the registration statement referenced herein.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market, LLC (“Nasdaq”). As a controlled company, we are exempt from certain Nasdaq governance requirements that otherwise apply to the composition and function of our board of directors (the “Board”). As a result, (i) our Board does not have a majority of independent directors, (ii) the compensation of our executive officers is not determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees are not selected or recommended by a majority of the independent directors or a committee of independent directors. As of October 30, 2026, the SunTx Group (as defined in the Prospectus) beneficially owned approximately 67.2% of the voting power of our outstanding Common Stock. If at any time we cease to be a controlled company, we will take all action necessary to comply with the listing rules of Nasdaq, including appointing a majority of independent directors to our Board and ensuring our compensation committee and nominating and corporate governance committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods.

Our Class A Common Stock is listed on The Nasdaq Global Market and Nasdaq Texas under the symbol “RMIX.” On October 30, 2026, the last reported sales price of the Class A Common Stock was $10.51 per share. We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risk. See the sections entitled “Risk Factors” beginning on page 18 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 2, 2026.

SELLING HOLDERS

The following information is provided solely to update the “Selling Holders” section of the Prospectus to reflect (i) the pro rata distribution of 3,564,267 shares of Class A Common Stock and Warrants to purchase up to 75,000 shares of Class A Common Stock previously held by Sponsor, a Selling Holder previously identified in this Prospectus, to certain of its members, which as a result of the Haymaker Distribution are being substituted herein as Selling Holders, (ii) the pro rata distribution of 6,138,203 shares of Class B Common Stock previously held by Dothan Concrete to certain of its members, certain of which as a result of the Dothan Concrete Distribution are being included herein as Selling Holders and (iii) the pro rata distribution of 2,954,019 shares of Class B Common Stock and Warrants to purchase up to 132,935 shares of Class A Common Stock previously held by Dothan Independent to certain of its limited partners, certain of which as a result of the Dothan Independent Distribution are being included herein as Selling Holders, as reflected in the tables set forth below. Pursuant to the Company Charter, (i) 8,212,308 shares of Class B Common Stock that were distributed in the Dothan Distributions were “Permitted Transfers” under the Company Charter, and (ii) 879,914 shares of Class B Common Stock that were distributed in the Dothan Concrete Distribution automatically converted into 879,914 shares of Class A Common Stock upon the Dothan Concrete Distribution.

This prospectus supplement does not provide any updates with respect to any Selling Holders not listed in the tables below. Since the date of the Prospectus, certain of the Selling Holders identified in the Prospectus have sold a portion of their Offered Securities registered thereunder. With respect to only the Selling Holders listed in the tables below, the information set forth in the tables below supersedes and replaces the information regarding such Selling Holders in the Prospectus. Information regarding each of the Selling Holders listed in the tables below is based on information provided by each such Selling Holder. The Selling Holders listed in the tables below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Information about the Selling Holders, including those listed below, may change over time.

	Number of Shares of Class A Common Stock Beneficially Owned		Maximum Number of Shares of Class A Common Stock Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold
Name of Selling Holder	Number of Shares of Class A Common Stock (#)(1)	Percentage of Class A Common Stock (%)(2)	Offered (#)	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold (#)(3)	Percentage of Class A Common Stock Beneficially Owned After the Offered Shares are Sold (%)
Dothan Independent GP, LP(4)	3,799,201	6.8%	3,799,201	—	*
Dothan Concrete Investors, LLC(5)	12,276,406	19.0%	12,276,406	—	*
SunTx Capital Partners III, LP (6)	1,378,181	2.6%	1,378,181	—	*
DGRJ Ventures LLC(7)	2,650,347	4.8%	2,650,347	—	*
Malachi Holdings Limited Partnership(8)	1,111,117	2.1%	1,111,117	—	*

Ned N. Fleming III Legacy Trust(9)	730,244	1.4%	730,244	—	*
AMDG Associates, LP(10)	142,041	*	142,041	—	*
The 2024 Johnston Family Trust(11)	125,009	*	125,009	—	*
SunTx Capital Management Corp.(12)	12,283,739	19.0%	7,333	—	*
Andrew R. Heyer(13)	1,467,363	2.8%	1,419,363	48,000	*
Mindy B Heyer(14)	56,010	*	8,136	—	*
Mindy B Heyer 2023 Grantor Retained Annuity Trust(15)	47,874	*	47,874	—	*
Heyer Investment Management, LLC(16)	191,497	*	191,497	—	*
Steven Heyer(17)	130,794	*	130,794	—	*
Kate Mandrell (18)	159,706	*	159,706	—	*
The David H Heyer 2013 Trust dated December 5, 2013(19)	178,980	*	178,980	—	*
Christopher Bradley(20)	530,876	1.0%	530,876	—	*
Valerie Lynn(21)	27,384	*	27,384	—	*
Octagon Equity LLC(22)	38,549	*	38,549	—	*
John Testa(23)	15,578	*	15,578	—	*
Roger Meltzer(24)	22,403	*	22,403	—	*
Walter McLallen(25)	48,186	*	48,186	—	*
Michael G. Jesselson 2012 (DC-1980) Trust(26)	154,280	*	154,280	—	*
Jays Four LLC(27)	154,280	*	154,280	—	*
Raymond K Lee Revocable Trust Dated 11/07/2002(28)	103,055	*	103,055	—	*
Philip M. Darivoff Revocable Trust(29)	89,368	*	89,368	—	*

David Kemp 2021 Irrevocable Trust(30)	25,534	*	25,534	—	*
RSS Partners LP(31)	48,186	*	48,186	—	*
The Robert C. Patent Declaration of Trust(32)	15,648	*	15,648	—	*
The Heyer Family Foundation(33)	48,186	*	48,186	—	*
William Howard(34)	9,637	*	9,637	—	*
Benjamin Rubin(35)	25,534	*	25,534	—	*
David Rockwell(36)	19,274	*	19,274	—	*
CPC Sponsor Opportunities I, LP(37)	174,673	*	174,673	—	*
CPC Sponsor Opportunities I (Parallel), LP(38)	145,826	*	145,826	—	*
HDM Holdings, LLC(39)	19,274	*	19,274	—	*
Ethan Long(40)	5,782	*	5,782	—	*
Field DE Holdings I, LLC(41)	28,911	*	28,911	—	*
Scharf Family 1989 Trust(42)	48,186	*	48,186	—	*

*	Indicates less than one percent.
(1)

Represents shares of Class A Common Stock, including the shares of Class A Common Stock that may be issued upon the conversion of the outstanding shares of Class B Common Stock and the exercise of the Warrants.

(2)

The percentage of beneficial ownership for the Selling Holders is based on 52,264,257 shares of Class A Common Stock outstanding and 23,266,695 shares of Class B Common Stock outstanding as of October 30, 2026.

(3)

We do not know when or in what amounts the Selling Holders will offer shares for sale, if at all. The Selling Holders may sell any or all of the shares covered by this Prospectus. Because the Selling Holders may offer all or some of the shares from time to time pursuant to this Prospectus, we cannot estimate the number of shares that will be held by the Selling Holders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this Prospectus will be held by the Selling Holders and that the Selling Holders do not acquire beneficial ownership of any additional shares of Class A Common Stock.

(4)

Consists of (i) 265,865 shares of Class A Common Stock issuable upon the exercise of 265,865 Warrants and (ii) 3,533,336 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. Dothan Sponsor, LLC (“Dothan Sponsor”) is the general partner of Dothan Independent. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. The address for Mr. Fleming, Dothan Sponsor and Dothan Independent is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.
(5)

Consists of 12,276,406 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. Dothan Concrete Manager, LLC (“Dothan Concrete Manager”) is the managing member of Dothan Concrete. The manager of Dothan Concrete Manager is SunTx Capital Management Corp. (“SunTx Capital Management”). Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. The address of each of Mr. Fleming, SunTx Capital Management and Dothan Concrete is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(6)

Consists of 1,378,181 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. SunTx Capital Partners III GP, LP is the general partner of SunTx Capital Partners III, LP. The general partner of SunTx Capital Partners III GP, LP is SunTx Capital III Management Corp. (“SunTx Capital III Management”). Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital III Management. The address of each of Mr. Fleming, SunTx Capital Partners III, LP, SunTx Capital Partners III GP, LP and SunTx Capital III Management is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(7)

Consists of 2,650,347 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. David Rees-Jones, a member of the Company’s board of directors, is the managing member of DGRJ Ventures LLC. The address of each of Mr. Rees-Jones and DGRJ Ventures LLC is 8111 Westchester Drive, Suite 900, Dallas, Texas 75225.

(8)

Consists of 1,111,117 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. Ned N. Fleming, III, the Company’s Executive Chairman, is the general partner of Malachi Holdings Limited Partnership. The address of Malachi Holdings Limited Partnership is 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(9)

Consists of (i) 22,316 shares of Class A Common Stock issuable upon the exercise of 22,316 Warrants and (ii) 707,928 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. Ned N. Fleming, III, the Company’s Executive Chairman, is the trustee and sole beneficiary of the Ned N. Fleming III Legacy Trust. The address of Ned N. Fleming III Legacy Trust is 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(10)

Consists of (i) 4,058 shares of Class A Common Stock issuable upon the exercise of 4,058 Warrants and (ii) 137,983 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. Mark R. Matteson, a member of the Company’s board of directors, is the general partner of AMDG Associates, LP. The address of AMDG Associates, LP is 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(11)

Consists of (i) 6,642 shares of Class A Common Stock issuable upon the exercise of 6,642 Warrants and (ii) 118,367 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time at the option of the holder or upon any transfer other than certain permitted transfers under the Company Charter. Bretton Johnston, a member of the Company’s board of directors, is the trustee of The 2024 Johnston Family Trust. The address of The 2024 Johnston Family Trust is 11437 Parkchester, Dallas, Texas 75230.

(12)

Consists of (i) 7,333 shares of Class A Common Stock issuable upon the exercise of 7,333 Warrants held directly by SunTx Capital Management and (ii) 12,276,406 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held by Dothan Concrete. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. The address of each of Mr. Fleming and SunTx Capital Management is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(13)

Consists of (i) 1,123,670 shares of Class A Common Stock received by Mr. Heyer in the Haymaker Distribution, (ii) 48,000 restricted shares of Class A Common Stock held directly by Mr. Heyer, of which 32,000 shares vest on April 20, 2028 and 16,000 shares vest on April 20, 2029 and (iii) (a) 175,852 shares of Class A Common Stock and (b) 15,645 shares of Class A Common Stock issuable upon exercise of 15,645 Warrants, in each case, held by Heyer Investment Management, LLC, of which Mr. Heyer is the managing member and over which he has voting and dispositive power. The address of Andrew R. Heyer is 231 Via Las Brisas, Palm Beach, Florida 33480.

(14)

Consists of (i) 8,136 shares of Class A Common Stock held directly by Mindy B. Heyer and (a) (i) 45,266 shares of Class A Common Stock and (ii) 2,608 shares of Class A Common Stock issuable upon the exercise of 2,608 Warrants, in each case, held by the Mindy B. Heyer 2023 Grantor Retained Annuity Trust, of which Ms. Heyer is the sole settlor and trustee. The address of each of Ms. Heyer and the Mindy B. Heyer 2023 Grantor Retained Annuity Trust is 231 Via Las Brisas, Palm Beach, Florida 33480.

(15)

Consists of (i) 45,266 shares of Class A Common Stock and (ii) 2,608 shares of Class A Common Stock issuable upon the exercise of 2,608 Warrants. Mindy B. Heyer is the sole settlor and trustee of the Mindy B. Heyer 2023 Grantor Retained Annuity Trust. The address of each of Ms. Heyer and the Mindy B. Heyer 2023 Grantor Retained Annuity Trust is 231 Via Las Brisas, Palm Beach, Florida 33480.

(16)

Consists of (i) 175,852 shares of Class A Common Stock and (ii) 15,645 shares of Class A Common Stock issuable upon the exercise of 15,645 Warrants. Andrew R. Heyer, a member of the Company’s board of directors, is the managing member of Heyer Investment Management, LLC. The address of Heyer Investment Management, LLC is 231 Via Las Brisas, Palm Beach, Florida 33480.

(17)	Consists of 130,794 shares of Class A Common Stock. The address of Steven Heyer is 3236 E. Wood Valley Rd. NW, Atlanta, Georgia 30327.
(18)	Consists of 159,706 shares of Class A Common Stock. The address of Kate Mandrell is 3236 E. Wood Valley Rd. NW, Atlanta, Georgia 30327.
(19)

Consists of 178,980 shares of Class A Common Stock. David Heyer is the trustee of The David H Heyer 2013 Trust dated December 5, 2013. The address of the David H. Heyer 2013 Trust is 3152 Argonne Drive, Atlanta, Georgia 30305.

(20)	Consists of 530,876 shares of Class A Common Stock. The address of Christopher Bradley is 200 East 94th Street #PHW, New York, New York 10128.
(21)	Consists of 27,384 shares of Class A Common Stock. The address of Valerie Lynn is 235 Concord Avenue, West Hempstead, New York, 11552.

(22)

Consists of 38,549 shares of Class A Common Stock. Brian Shimko is a member of Octagon Equity LLC, and has voting and investment control over the shares held by Octagon Equity LLC. The address of Octagon Equity LLC is 312 Walnut St., Suite 2510, Cincinnati, Ohio 45202.

(23)

Consists of (i) 13,276 shares of Class A Common Stock and (ii) 2,302 shares of Class A Common Stock issuable upon the exercise of 2,302 Warrants. The address of John Testa is 53 Woodlawn Ave., Wellesley, Massachusetts, 02481.

(24)

Consists of (i) 21,360 shares of Class A Common Stock and (ii) 1,043 shares of Class A Common Stock issuable upon the exercise of 1,043 Warrants. The address of Roger Meltzer is 114 E 72nd St., Apt. 4, New York, New York 10021.

(25)	Consists of 48,186 shares of Class A Common Stock. The address of Walter McLallen is 2204 Belmont Blvd., Nashville, Tennessee 37212.
(26)

Consists of (i) 143,848 shares of Class A Common Stock and (ii) 10,432 shares of Class A Common Stock issuable upon the exercise of 10,432 Warrants. Claire Strauss is the trustee of the Michael G. Jesselson 2012 (DC-1980) Trust. The address of the Michael G. Jesselson 2012 (DC-1980) Trust is 445 Park Avenue, Suite 1502, New York, New York 10022.

(27)

Consists of (i) 143,848 shares of Class A Common Stock and (ii) 10,432 shares of Class A Common Stock issuable upon the exercise of 10,432 Warrants. Michael G. Jesselson is the manager of Jays Four LLC. The address of Jays Four LLC is 445 Park Avenue, Suite 1502, New York, New York 10022.

(28)

Consists of (i) 97,839 shares of Class A Common Stock and (ii) 5,216 shares of Class A Common Stock issuable upon the exercise of 5,216 Warrants. Raymond K. Lee is the trustee of the Raymond K. Lee Revocable Trust Dated 11/07/2002. The address of the Raymond K. Lee Revocable Trust Dated 11/07/2002 is 42 Hammock Beach Circle 5, Palm Coast, Florida 32137.

(29)

Consists of (i) 82,065 shares of Class A Common Stock and (ii) 7,303 shares of Class A Common Stock issuable upon the exercise of 7,303 Warrants. Philip M. Darivoff is the trustee of the Philip M. Darivoff Revocable Trust. The address of the Philip M. Darivoff Revocable Trust is 1 Farmstead Road, Short Hills, New Jersey 07078.

(30)

Consists of (i) 23,447 shares of Class A Common Stock and (ii) 2,087 shares of Class A Common Stock issuable upon the exercise of 2,087 Warrants. Lani Kemp is the trustee of the David Kemp 2021 Irrevocable Trust. The address of the David Kemp 2021 Irrevocable Trust is 59 Fresh Pond Lane, Cambridge, Massachusetts 02138.

(31)

Consists of 48,186 shares of Class A Common Stock. Robert C. Patent is the general partner of RSS Partners LP. The address for RSS Partners LP is 2000 South Ocean Blvd., Apt. 508 S, Palm Beach, Florida 33480.

(32)

Consists of (i) 10,432 shares of Class A Common Stock and (ii) 5,216 shares of Class A Common Stock issuable upon the exercise of 5,216 Warrants. Robert C. Patent is the trustee of the Robert C. Patent Declaration of Trust. The address of the Robert C. Patent Declaration of Trust is 2000 South Ocean Blvd., Apt. 508 S, Palm Beach, Florida 33480.

(33)

Consists of 48,186 shares of Class A Common Stock. Andrew R. Heyer and Mindy B. Heyer are the trustees of The Heyer Family Foundation. The address of The Heyer Family Foundation is 231 Via Las Brisas, Palm Beach, Florida 33480.

(34)	Consists of 9,637 shares of Class A Common Stock. The address of William Howard is 12126 Indian Mound Road, Wellington, Florida 33449.

(35)

Consists of (i) 23,447 shares of Class A Common Stock and (ii) 2,087 shares of Class A Common Stock issuable upon the exercise of 2,087 Warrants. The address of Benjamin Rubin is 19 Desiree Drive, Greenwich, Connecticut 06830.

(36)	Consists of 19,274 shares of Class A Common Stock. The address of David Rockwell is 5 Union Square West, New York, New York 10003.
(37)

Consists of (i) 168,880 shares of Class A Common Stock and (ii) 5,793 shares of Class A Common Stock issuable upon the exercise of 5,793 Warrants. CPC Sponsor Opportunities I GP, LLC is the general partner of CPC Sponsor Opportunities I, LP. Edward Chen is the managing member of CPC Sponsor Opportunities I GP, LLC. The address for Mr. Chen, CPC Sponsor Opportunities I GP, LLC and CPC Sponsor Opportunities I, LP is c/o Carnegie Park Capital LLC, 200 East 94th Street, #2109, New York, New York 10128.

(38)

Consists of (i) 140,990 shares of Class A Common Stock and (ii) 4,836 shares of Class A Common Stock issuable upon the exercise of 4,836 Warrants. CPC Sponsor Opportunities I GP, LLC is the general partner of CPC Sponsor Opportunities I (Parallel), LP. Edward Chen is the managing member of CPC Sponsor Opportunities I GP, LLC. The address for Mr. Chen, CPC Sponsor Opportunities I GP, LLC and CPC Sponsor Opportunities I (Parallel), LP is c/o Carnegie Park Capital LLC, 200 East 94th Street, #2109, New York, New York 10128.

(39)

Consists of 19,274 shares of Class A Common Stock. Hunter McGuirk is the managing member of HDM Holdings, LLC. The address of HDM Holdings, LLC is 104 Greenspring Valley Road, Owings Mills, Maryland 21117.

(40)	Consists of 5,782 shares of Class A Common Stock. The address of Ethan Long is 63 Windsor Road, Richmond Surrey TW9 2EJ, United Kingdom.
(41)

Consists of 28,911 shares of Class A Common Stock. Thomas Owens is the managing member of Field DE Holdings I, LLC. The address of Field DE Holdings I, LLC is P.O. Box 726, Fairfield, Connecticut 06824.

(42)

Consists of 48,186 shares of Class A Common Stock. Michael Scharf is the trustee of the Scharf Family 1989 Trust. The address of the Scharf Family 1989 Trust is 225 Dunbar Road, Palm Beach, Florida 33480.

	Warrants
Name of Selling Holder	Number of Warrants Beneficially Owned (#)	Percentage (%)(1)	Maximum Number of Warrants Offered(#)(2)	Warrants Beneficially Owned After the Offered Warrants are Sold	Percentage (%)
Dothan Independent GP, LP(3)	265,865	56.1%	265,865	—	*
Ned N. Fleming III Legacy Trust(4)	22,316	4.7%	22,316	—	*
AMDG Associates, LP(5)	4,058	*	4,058	—	*
The 2024 Johnston Family Trust(6)	6,642	1.4%	6,642	—	*
SunTx Capital Management Corp.(7)	7,333	1.5%	7,333	—	*
Mindy B Heyer 2023 Grantor Retained Annuity Trust(8)	2,608	*	2,608	—	*
Heyer Investment Management, LLC(9)	15,645	3.3%	15,645	—	*
John Testa(10)	2,302	*	2,302	—	*

Roger Meltzer(11)	1,043	*	1,043	—	*
Michael G. Jesselson 2012 (DC-1980) Trust(12)	10,432	2.2%	10,432	—	*
Jays Four LLC(13)	10,432	2.2%	10,432	—	*
Raymond K. Lee Revocable Trust Dated 11/07/2002(14)	5,216	1.1%	5,216	—	*
Philip M. Darivoff Revocable Trust(15)	7,303	1.5%	7,303	—	*
David Kemp 2021 Irrevocable Trust(16)	2,087	*	2,087	—	*
The Robert C. Patent Declaration of Trust(17)	5,216	1.1%	5,216	—	*
Benjamin Rubin(18)	2,087	*	2,087	—	*
CPC Sponsor Opportunities I, LP(19)	5,793	1.2%	5,793	—	*
CPC Sponsor Opportunities I (Parallel), LP(20)	4,836	1.0%	4,836	—	*

*	Indicates less than one percent.
(1)	The percent of beneficial ownership for the Warrants is based on 473,800 Warrants outstanding as of October 30, 2026.
(2)

We do not know when or in what amounts the Selling Holders will offer shares for sale, if at all. The Selling Holders may sell any or all of the Warrants covered by this Prospectus. Because the Selling Holders may offer all or some of the Warrants from time to time pursuant to this Prospectus, we cannot estimate the number of Warrants that will be held by the Selling Holders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the Warrants covered by this Prospectus will be held by the Selling Holders and that the Selling Holders do not acquire beneficial ownership of any additional Warrants.

(3)

Dothan Sponsor is the general partner of Dothan Independent. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. The address for Mr. Fleming, Dothan Sponsor and Dothan Independent is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(4)

Ned N. Fleming, III, the Company’s Executive Chairman, is the trustee and sole beneficiary of the Ned N. Fleming III Legacy Trust. The address of Ned N. Fleming III Legacy Trust is 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(5)	Mark R. Matteson, a member of the Company’s board of directors, is the general partner of AMDG Associates, LP. The address of AMDG Associates, LP is 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.
(6)

Bretton Johnston, a member of the Company’s board of directors, is the trustee of The 2024 Johnston Family Trust. The address of The 2024 Johnston Family Trust is 11437 Parkchester, Dallas, Texas 75230.

(7)

Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. The address of each of Mr. Fleming and SunTx Capital Management is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(8)

Mindy B. Heyer is the sole settlor and trustee of the Mindy B. Heyer 2023 Grantor Retained Annuity Trust. The address of the Mindy B. Heyer 2023 Grantor Retained Annuity Trust is 231 Via Las Brisas, Palm Beach, Florida 33480.

(9)

Andrew R. Heyer, a member of the Company’s board of directors, is the managing member of Heyer Investment Management, LLC. The address of Heyer Investment Management, LLC is 231 Via Las Brisas, Palm Beach, Florida 33480.

(10)	The address of John Testa is 53 Woodlawn Ave., Wellesley, Massachusetts, 02481.
(11)	The address of Roger Meltzer is 114 E 72nd St., Apt. 4, New York, New York 10021.
(12)	Claire Strauss is the trustee of the Michael G. Jesselson 2012 (DC-1980) Trust. The address of the Michael G. Jesselson 2012 (DC-1980) Trust is 445 Park Avenue, Suite 1502, New York, New York 10022.
(13)	Michael G. Jesselson is the manager of Jays Four LLC. The address of Jays Four LLC is 445 Park Avenue, Suite 1502, New York, New York 10022.
(14)

Raymond K. Lee is the trustee of the Raymond K. Lee Revocable Trust Dated 11/07/2002. The address of the Raymond K. Lee Revocable Trust Dated 11/07/2002 is 42 Hammock Beach Circle 5, Palm Coast, Florida 32137.

(15)	Philip M. Darivoff is the trustee of the Philip M. Darivoff Revocable Trust. The address of the Philip M. Darivoff Revocable Trust is 1 Farmstead Road, Short Hills, New Jersey 07078.
(16)	Lani Kemp is the trustee of the David Kemp 2021 Irrevocable Trust. The address of the David Kemp 2021 Irrevocable Trust is 59 Fresh Pond Lane, Cambridge, Massachusetts 02138.
(17)	Robert C. Patent is the trustee of the Robert C. Patent Declaration of Trust. The address of the Robert C. Patent Declaration of Trust is 2000 South Ocean Blvd., Apt. 508 S, Palm Beach, Florida 33480.
(18)	The address of Benjamin Rubin is 19 Desiree Drive, Greenwich, Connecticut 06830.
(19)

CPC Sponsor Opportunities I GP, LLC is the general partner of CPC Sponsor Opportunities I, LP. Edward Chen is the managing member of CPC Sponsor Opportunities I GP, LLC. The address for Mr. Chen, CPC Sponsor Opportunities I GP, LLC and CPC Sponsor Opportunities I, LP is c/o Carnegie Park Capital LLC, 200 East 94th Street, #2109, New York, New York 10128.

(20)

CPC Sponsor Opportunities I GP, LLC is the general partner of CPC Sponsor Opportunities I (Parallel), LP. Edward Chen is the managing member of CPC Sponsor Opportunities I GP, LLC. The address for Mr. Chen, CPC Sponsor Opportunities I GP, LLC and CPC Sponsor Opportunities I (Parallel), LP is c/o Carnegie Park Capital LLC, 200 East 94th Street, #2109, New York, New York 10128.